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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Amendment on Form S-3 to Registration Statement on Form SB-2 (No. 333-83385) of Global Capital Partners, Inc. of our reports dated December 17, 1998 and December 15, 1997 relating to the financial statements of The JB Sutton Group, LLC, which reports appears on pages 16 and 28, respectively, of Amendment No. 1 to the Global Capital Partners, Inc. Current Report on form 8-K, filed as of February 7, 2000.

We also consent to the reference to us under the heading "Experts" in the prospectus.



/s/ BDO Seidman, LLP
-------------------------------
BDO Seidman, LLP



New York, New York
March 30, 2000